UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held a Special Meeting of Stockholders (the “Special Meeting”) on Friday, January 31, 2020, in Phoenix, Arizona.

(b) The final results of voting for each matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: Amendment to Amended and Restated Certificate of Incorporation; Reverse Stock Split

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, by a ratio of not less than one-for-two shares and not more than one-for-twenty shares, with the exact ratio to be set at a whole number within this range by the board of directors of the Company in its sole discretion, was approved. The final voting results are set forth below:

For	Against	Abstentions
19,417,141	3,249,776	212,457

Proposal 2: Adjournment of the Special Meeting

The proposal to approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the proposal to amend the Charter to effect the reverse stock split or to constitute a quorum, was approved. The results of the voting were as follows:

For	Against	Abstentions
19,498,184	3,159,449	221,741

Item 8.01	Other Events.

On February 3, 2020, the Company’s board of directors set the ratio for the Reverse Stock Split at one-for-twenty. On February 4, 2020, at 4:01 p.m. Eastern Time, the Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”), which the Company filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, will become effective. The Company’s common stock is expected to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on Wednesday, February 5, 2020. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 81720R 208.

Upon the effectiveness of the Reverse Stock Split, every twenty shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The par value per share remains the same and the Reverse Stock Split will not modify the rights or preferences of the common stock. The Amendment provides that no fractional shares will be issued; the Company will round up any fractional share resulting from the reverse stock split to the nearest whole share. The Company’s transfer agent, Transfer Online, Inc., is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 6, 2020, a copy of which is also available at www.sec.gov or at http://senestech.investorroom.com/.

A copy of the Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

On February 4, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SenesTech, Inc.
99.1	Press release, dated February 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2020	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

3